Exhibit 99.1

CCUR HOLDINGS EARNS $0.16 PER SHARE DURING THIRD QUARTER FY 2019

Merchant Cash Advance and Real Estate Revenues Grow Sequentially; Company Generates Positive Operating Cash Flow

DULUTH, GA, MAY 9, 2019 – CCUR Holdings, Inc. (OTCQB: CCUR) today reported net income for the third fiscal quarter of 2019 of $1,411,000, or $0.16 per share, an improvement from the net loss of $1,093,000, or $0.11 a share for the year-ago comparable period. Revenue for the quarter nearly tripled on a sequential basis to $1,074,000 with Merchant Cash Advance (MCA) income growing to $825,000 and interest income on loans growing to $249,000. Other interest, dividend and investment income for the period totaled $1,557,000.

General and administrative expenses declined by 39% from the prior year quarter to $728,000. Total operating expenses for the quarter were $1,305,000 and included sales and marketing expenses of $181,000 to support the growth of the Company’s MCA operations as well as a $343,000 provision for MCA credit losses. The Company’s operating loss for the quarter declined to $231,000 as compared to an operating loss of $1,186,000 for the third quarter of fiscal 2018 and operating cash flow for the quarter was $613,000.

Net income of $1,411,000 for the third quarter reduced the net loss for the first nine months of fiscal 2019 to $122,000, or $0.01 per share. Revenue for the first nine months was $1,610,000 and the operating loss was $1,817,000. Total working capital as of March 31, 2019 was $49.6 million as compared with $50.7 million as of December 31, 2018, and $55.3 million as of June 30, 2018. Since June 30, 2018, the Company has used $1,318,000 of cash to repurchase shares under its stock repurchase program.

“By generating net income, as well as positive operating cash flow, our fiscal third quarter results begin to reflect the potential returns we believe CCUR Holdings is capable of generating for our stockholders,” said Wayne Barr, President and CEO. “Our subsidiary LM Capital Solutions completed the transaction with LuxeMark Capital mid-quarter and we have completed the integration of this investment in the MCA financing space into CCUR’s operations. We also grew revenue from our Recur Holdings real estate operations during the quarter and continue to explore additional real estate focused opportunities.”

“The acquired LuxeMark assets and personnel provide CCUR with valuable experience in evaluating MCA originators as well as working relationships with a core group of originators that have an established track record of MCA underwriting and servicing excellence. These core differentiators provide us with the foundation on which we hope to build scalable and sustainable operations to identify and place capital with additional MCA originators adhering to the same high levels of excellence. We believe this focused approach to the MCA market began to demonstrate its potential for the Company during the third quarter,” continued Mr. Barr.

“At the same time, our team is continuing to search for other attractive yield-generating opportunities to complement our MCA operations, as well as other businesses and assets at attractive valuations. Our objective is to build on the returns we generated during the third quarter as well as begin to utilize our NOLs. We aim to achieve this objective while remaining keenly focused on maintaining our low operating costs,” concluded Mr. Barr.

Stock Repurchase Program Update

On February 11, 2019, as previously announced, the Board of Directors approved a new stock repurchase program allowing the Company to repurchase up to an additional 500,000 shares of the Company’s common stock, for a total of 1,500,000 authorized shares. The Company repurchased a total of 188,510 shares during the fiscal third quarter for a total of $703,000. A total of 414,607 shares under the authorized program remain available for repurchase as of March 31, 2019.

About CCUR Holdings, Inc.

CCUR Holdings, Inc. is actively pursuing business opportunities to maximize the value of its assets through evaluation of additional operating businesses or assets for acquisition and continued development of its current real estate and MCA operations through its subsidiaries Recur Holdings, LLC and LM Capital Solutions, LLC. More information on the Company is available at www.ccurholdings.com.

Forward Looking Statements

Certain statements made or incorporated by reference herein may constitute “forward-looking statements” within the meaning of federal securities laws. When used or incorporated by reference in this report, the words “believes,” “expects,” “estimates,” “anticipates,” and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments such as future financial performance or returns, as well as expectations, beliefs, plans, estimates or projections relating to the future and current assessments of business opportunities, are forward-looking statements within the meaning of these laws. These statements are based on beliefs and assumptions of CCUR’s management, which are based on currently available information. Except for the historical information contained herein, the matters discussed in this communication may contain forward-looking statements that involve risks and uncertainties that may cause CCUR’s actual results to be materially different from such forward-looking statements and could materially adversely affect its business, financial condition, operating results and cash flows. These risks and uncertainties include, but are not limited to, CCUR’s ability to successfully negotiate, perform due diligence and consummate any additional acquisitions, expected cash and liquidity positions, expected financial performance and revenue streams, market fluctuations in or material financial or regulatory changes impacting the MCA and real estate industry and general business conditions, as well other risks listed in the Company’s Form 10-K filed on September 7, 2018 and subsequent quarterly reports filed with the Securities and Exchange Commission and risk and uncertainties not presently known to CCUR or that CCUR currently deems immaterial.

CCUR wishes to caution against placing undue reliance on any forward-looking statements, which speak only as of the date on which they were made. CCUR does not undertake any obligation to update forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

(Tables to follow)

Contact:

Doug Sherk

doug@mdcgs.com

(415) 652-9100

CCUR HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except share and per share data)

	March 31, 2019	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$14,665	$32,992
Equity securities, fair value	8,616	6,629
Fixed maturity securities, available-for-sale, fair value	12,533	13,381
Current maturities of mortgage and commercial loans receivable	2,212	700
Accounts receivable	163	-
Receivable from sale of Content Delivery business held in escrow	-	1,450
Advances receivable, net	10,230	-
Prepaid expenses and other current assets	1,750	1,419
Total current assets	50,169	56,571

Property and equipment, net	5	1
Deferred income taxes, net	475	975
Mortgage and commercial loans receivable, net of current maturities	5,281	2,305
Deposit on mortgage loan receivable held in escrow	-	1,400
Definite-lived intangibles, net	2,677	-
Goodwill	995	-
Other long-term assets, net	87	54
Total assets	$59,689	$61,306

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$564	$1,289
Total current liabilities	564	1,289

Long-term liabilities:
Pension liability	3,647	3,766
Contingent consideration	1,860	-
Other long-term liabilities	225	185
Total liabilities	6,296	5,240

Commitments and contingencies

Stockholders' equity:
Shares of common stock, par value $0.01; 14,000,000 authorized; 8,789,644 and 9,117,077 issued and outstanding at March 31, 2019, and June 30, 2018, respectively	88	91
Capital in excess of par value	208,902	210,083
Non-controlling interest	758	-
Accumulated deficit	(151,599)	(151,795)
Accumulated other comprehensive loss	(4,756)	(2,313)
Total stockholders' equity	53,393	56,066
Total liabilities, non-controlling interest, and stockholders' equity	$59,689	$61,306

CCUR HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Revenues:
Merchant cash advance income	$825	$-	$1,045	$-
Interest income on loans	249	-	565	-
Total revenues	1,074	-	1,610	-
Operating expenses:
Sales and marketing	181	-	181	-
General and administrative	728	1,186	2,355	6,510
Amortization of purchased intangibles	53	-	53	-
Provision for credit losses on advances	343	-	838	-
Total operating expenses	1,305	1,186	3,427	6,510
Operating loss	(231)	(1,186)	(1,817)	(6,510)

Other interest income	1,053	225	2,788	371
Dividend income	165	-	275	-
Net realized gain on investments	525	-	726	-
Unrealized loss on equity securities, net	(181)	-	(2,167)	-
Other expense, net	(5)	(109)	(10)	(67)
Income (loss) from continuing operations before income taxes	1,326	(1,070)	(205)	(6,206)

Benefit for income taxes	(75)	(222)	(73)	(1,140)

Income (loss) from continuing operations	1,401	(848)	(132)	(5,066)

(Loss) income from discontinued operations, net of income taxes	-	(245)	-	22,851

Net income (loss)	1,401	(1,093)	(132)	17,785

Less: Net loss attributable to non-controlling interest	10	-	10	-

Net income (loss) attributable to CCUR Holdings, Inc. stockholders	$1,411	$(1,093)	$(122)	$17,785
Basic and diluted earnings (loss) per share:
Continuing operations attributable to CCUR Holdings, Inc. stockholders	$0.16	$(0.09)	$(0.01)	$(0.53)
Discontinued operations	-	(0.02)	-	2.39
Net income (loss) attributable to CCUR Holdings, Inc. stockholders	$0.16	$(0.11)	$(0.01)	$1.86

Weighted average shares outstanding - basic	8,853,451	9,824,588	8,998,935	9,549,215
Weighted average shares outstanding - diluted	8,864,071	9,824,588	8,998,935	9,549,215

Cash dividends declared per common share	$-	$-	$-	$0.24

CCUR HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended
	March 31, 2019	December 31, 2018
Revenues:
Merchant cash advance income	$825	$185
Interest income on loans	249	185
Total revenues	1,074	370
Operating expenses:
Sales and marketing	181	-
General and administrative	728	792
Amortization of purchased intangibles	53	-
Provision for credit losses on advances	343	495
Total operating expenses	1,305	1,287
Operating loss	(231)	(917)

Other interest income	1,053	890
Dividend income	165	46
Net realized gain on investments	525	-
Unrealized loss on equity securities, net	(181)	(1,529)
Other expense, net	(5)	(20)
Income (loss) before income taxes	1,326	(1,530)

Benefit for income taxes	(75)	-

Net income (loss)	1,401	(1,530)

Less: Net loss attributable to non-controlling interest	10	-

Net income (loss) attributable to CCUR Holdings, Inc. stockholders	$1,411	$(1,530)
Basic and diluted earnings (loss) per share:
Net income (loss) attributable to CCUR Holdings, Inc. stockholders	$0.16	$(0.17)

Weighted average shares outstanding - basic	8,853,451	9,034,368
Weighted average shares outstanding - diluted	8,864,071	9,034,368